900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746-5546 PHONE 512.338.5400 FAX 512.338.5499 www.wsgr.com

Exhibit 5.1

June 29, 2018

Savara Inc.

836 Bee Cave Road, Building III, Suite 200

Austin, Texas 78746

RE:	Registration Statement on Form S-8 for Issuance of Common Stock under the Savara Inc. 2015 Omnibus Incentive Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an additional 3,000,000 shares of your common stock (the “Shares”) that are issued or issuable under the Savara Inc. 2015 Omnibus Incentive Plan (the “Incentive Plan”). As your counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Incentive Plan.

It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Incentive Plan and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Incentive Plan and pursuant to the agreements which accompany the Incentive Plan, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

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